Adamis Pharmaceuticals Corporation 8-K/A

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following combined condensed consolidated pro forma financial statements are presented to comply with Article 11 of Regulation S-X. The historical financial statements have been adjusted in the pro forma financial statements to give effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company.

The merger will be accounted for as an acquisition by Adamis Pharmaceuticals Corporation (the “Company” or “Adamis”) of U.S. Compounding, Inc. ("USC") under the purchase method of accounting in accordance with FASB Accounting Standard Codification Subtopic 805—Business Combinations. The assets and liabilities of USC will be reflected at fair value on the balance sheet of the Company. The pro forma adjustments related to the acquisition are based on a preliminary purchase price allocation whereby the estimated purchase price to acquire USC was allocated to the assets acquired and the liabilities assumed, based upon their estimated fair values. The fair value of the assets and liabilities is based on the estimated value of USC as of April 11, 2016 (the date on which Adamis acquired USC). A final determination of the purchase accounting adjustments, including the allocation of fair value to the USC assets and liabilities, has not been made. Actual adjustments and allocations will be based on the final purchase price and analyses of fair values of identifiable tangible and intangible assets, and estimates of the useful lives of tangible and intangible assets, which will be completed after Adamis completes its valuation and assessment process, which Adamis believes will be finalized not later than one year from the acquisition date. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for purposes of developing such pro forma financial statements. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma combined condensed consolidated financial statements and Adamis’s future results of operations and financial position.  The pro forma financial statements do not purport to present Adamis’s financial position or the results of operations had the merger transactions actually been completed as of the dates indicated. Further, these pro forma financial statements do not reflect the effects of any potential cost savings that may be achieved as a result of the merger or any related restructuring or integration costs, are based on assumptions that Adamis believes are reasonable under the circumstances, and are intended for informational purposes only. Moreover, the statements do not project Adamis’s financial position or results of operations for any future date or period.

 The unaudited pro forma combined condensed consolidated financial statements do not include any adjustments for income taxes because the combined company is anticipated to incur taxable losses for the foreseeable future.

The unaudited pro forma combined condensed consolidated financial statements presented below are based on the historical financial statements of Adamis and USC, adjusted to give effect to the acquisition of USC by Adamis for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma combined condensed consolidated balance sheet assumes that the merger was completed as of December 31, 2015.  The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2015 assume that the merger was completed as of January 1, 2015.

             The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the dates stated above, nor is it necessarily indicative of future financial position or results of operations. The pro forma combined condensed consolidated financial information does not purport to present the Company’s financial position or the results of operations had the transaction actually been completed as of the dates indicated, and do not project the Company’s financial position or results of operations for any future date or period. The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Adamis and USC which are included, with respect to USC, in this Form 8-K/A and with respect to Adamis, in Adamis’s annual report on Form 10-K for the year ended December 31, 2015.

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Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

	Historical (1)		Pro Forma		Pro Forma
	Adamis December 31, 2015	USC December 31, 2015	Adjustments		Combined
ASSETS
Current Assets:
Cash	$4,080,648	$214,986	$—		$4,295,634
Accounts Receivable, Prepaid Expenses and Other	70,985	951,963	(376,060)	(3)	646,888
Inventories	—	766,247	—		766,247
Total Current Assets	4,151,633	1,933,196	(376,060)		5,708,769
Property, Plant & Equipment, net	58,260	1,467,734	3,996,074	(3)	5,522,068
Intangible Assets, net	7,766,960	—	12,118,000	(3)	19,884,960
Goodwill	—	—	2,250,715	(3)	2,250,715
Other Assets	85,000	—	—		85,000
Total Assets	$12,061,853	$3,400,930	$17,988,729		$33,451,512

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$1,190,104	$4,179,926	$—		$5,370,030
Line of Credit - Equipment & Working Capital	—	2,339,449	410,988	(3)	2,750,437
Current Maturities of Long Term Debt	—	6,268,902	(6,268,902)	(3)	167,875
	—	—	167,875	(3)
Other Liabilities	1,557,716	—	—		1,557,716
Total Current Liabilities	2,747,820	12,788,277	(5,690,039)		9,846,058
Long-Term Liabilities, less Current Portion	—	327,664	(327,664)	(3)	2,804,188
	—	—	2,804,188	(3)
Total Liabilities	2,747,820	13,115,941	(3,213,515)		12,650,246

Stockholders' Equity	9,314,033	(9,715,011)	(48,396)	(3)	20,801266
	—	—	6,268,902	(3)
	—	—	14,981,738	(3)
Total liabilities and stockholders’ equity	$12,061,853	$3,400,930	$17,988,729		$33,451,512

 See accompanying notes.

F-15

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

	Historical (1)
	Adamis	USC
	for the twelve months ended	for the twelve months ended
	December 31, 2015	December 31, 2015	Pro Forma Adjustments		Pro Forma Combined

Revenue, net	—	19,354,988	—		19,354,988

Cost of Goods Sold	—	6,708,190	—		6,708,190
Gross Profit	—	12,646,798			12,646,798

Operating Expenses	13,850,428	16,418,471	1,744,858	(3)	32,013,757
Loss from Operations	(13,850,428)	(3,771,673)	(1,744,858)		(19,366,959)

Other Income (Expense)
Interest Expense	—	(266,404)	199,880	(3)	(208,890)
			(142,366)	(3)
Loss on Sale of Assets	—	(14,927)	—		(14,927)
Other Income	278,431	280	—		278,711
Net Loss	$(13,571,997)	$(4,052,724)	$(1,687,344)		$(19,312,065)
Basic and Diluted Loss Per Share:
Basic (Loss) Per Share	(1.02)	(38,597.37)	—		(1.30)
Basic Weighted Average Shares Outstanding	13,275,847	105	—		14,894,386
Diluted (Loss) Per Share	(1.03)	(38,597.37)	—		(1.30)
Diluted Weighted Average Shares Outstanding	13,436,683	105	—		15,055,222

 See accompanying notes.

F-16

Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

1. Basis of Presentation

On April 12, 2016, Adamis Pharmaceuticals Corporation (the "Company" or "Adamis")  filed a report on Form 8-K announcing the completion of its acquisition of U.S. Compounding, Inc., an Arkansas corporation ("USC"), pursuant to the terms of the Agreement and Plan of Merger, dated March 28, 2016 (the "Merger Agreement"), with USC and Ursula MergerSub Corp., an Arkansas corporation and a wholly owned subsidiary of the Company ("Merger Sub"), which was previously disclosed in the Company's Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2016. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into USC (the "Merger"), with USC surviving as a wholly owned subsidiary of  the Company.

Pursuant to the Merger and the Merger Agreement, all of the outstanding shares of common stock of USC were converted into the right to receive a total of approximately 1,618,544 shares of Adamis common stock; and as described further below, in connection with the Merger and the transactions contemplated by the Merger Agreement, the Company assumed approximately $5,722,500 principal amount of debt obligations and related loan agreements of USC and certain related entities.

2. Purchase Price

Total estimated purchase price is summarized as follows:

Stock to Seller at Close	$3,598,884
Stock to Escrow	1,899,000
Incentive Stock to Seller	4,747,500
Plus: Assumed Liabilities	5,722,500
Total Estimated Purchase Price	$15,967,884

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on an estimate of the fair value of assets acquired and liabilities assumed as of April 11, 2016:

Assets Acquired:
Cash	$214,986
Accounts Receivable, net	575,903
Inventory	766,247
Property, Plant & Equipment	5,463,808
Intangible Assets	12,118,000
Goodwill	2,250,715
Total assets	21,389,659

Liabilities Assumed:
Accounts Payable and Accrued Expenses	5,421,775
Total Liabilities	5,421,775

Total Estimated Purchase Price	$15,967,884

3. Pro forma adjustments

(A) To record the resolution of  receivables and payables to/from USC stockholders and related parties in connection with the closing of the merger transaction.

(B) To record the exchange of debt and liabilities for shares of  USC common stock before the transaction.

(C) To record the purchase price allocation from the issuance of 1,618,544 shares of common stock and assumption of debts totaling $5,722,500 as detailed in Note 2 above.

(D) To record amortization and depreciation of intangibles and property, plant and equipment, resulting from the merger, over its useful life.

(E)   To eliminate the interest expense recorded for the liabilities to former stockholders that were converted to equity.

(F)   To record interest expense on the additional bank debt that was assumed in connection with the merger transaction.

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